UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2015

CNO Financial Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31792	75-3108137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11825 North Pennsylvania Street

Carmel, Indiana 46032

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (317) 817-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

New Senior Notes

Underwriting Agreement

On May 14, 2015, CNO Financial Group, Inc. (the “Company”) entered into an Underwriting Agreement with Goldman, Sachs & Co. and RBC Capital Markets, LLC, as representatives of the several underwriters listed therein (the “Underwriters”), in connection with the offer and sale by the Company of $325 million aggregate principal amount of 4.500% Senior Notes due 2020 (the “2020 Notes”) and $500 million aggregate principal amount of 5.250% Senior Notes due 2025 (the “2025 Notes” and, together with the 2020 Notes, the “Notes”). The offering of the Notes was made pursuant to the Company’s registration statement on Form S-3 (Registration No. 333-204039), which became automatically effective upon filing on May 11, 2015 (the “Registration Statement”).

The Company used the proceeds of the offering of the Notes, together with borrowings under the New Revolving Credit Agreement (as defined below), (i) to repay all amounts outstanding under the Company’s Existing Senior Secured Credit Agreement (as defined below under Item 1.02), (ii) to redeem and satisfy and discharge all of the Company’s outstanding 6.375% Senior Secured Notes due 2020 (the “Existing Senior Secured Notes”) and (iii) to pay fees and expenses related to the offering of the Notes and the foregoing transactions. The remaining proceeds of the Notes and the borrowings under the New Revolving Credit Agreement made on the closing date will be used for general corporate purposes, including share repurchases.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, and customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

Indenture and Notes

On May 19, 2015, the Company executed the Indenture, dated as of May 19, 2015 (the “Base Indenture”) and the First Supplemental Indenture, dated as of May 19, 2015 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”) pursuant to which the Company issued the Notes.

The 2020 Notes will mature on May 30, 2020, and the 2025 Notes will mature on May 30, 2025. Interest on the 2020 Notes will be payable at 4.500% per annum. Interest on the 2025 Notes will be payable at 5.250% per annum. Interest on the Notes will be payable semi-annually in cash in arrears on May 30 and November 30 of each year, commencing on November 30, 2015.

The Notes are the Company’s senior unsecured obligations and rank equally with the Company’s other senior unsecured and unsubordinated debt from time to time outstanding, including obligations under the New Revolving Credit Agreement. The Notes are effectively subordinated to all of the Company’s existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness. The Notes are structurally subordinated to all existing and future indebtedness and other liabilities of the Company’s subsidiaries.

The Company may redeem some or all of the 2020 Notes at any time or from time to time at a “make-whole” redemption price plus accrued and unpaid interest to, but not including, the redemption date.

Prior to February 28, 2025, the Company may redeem some or all of the 2025 Notes at any time or from time to time at a “make-whole” redemption price plus accrued and unpaid interest to, but not including, the redemption date. On and after February 28, 2025, the Company may redeem some or all of the 2025 Notes at any time or from time to time at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest to, but not including, the redemption date.

Upon the occurrence of a Change of Control Repurchase Event (as defined in the Indenture), the Company will be required to make an offer to repurchase the Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase.

The Indenture contains covenants that restrict the Company’s ability, with certain exceptions, to:

•	incur certain subsidiary indebtedness without also guaranteeing the Notes;

•	create liens;

•	enter into sale and leaseback transactions;

•	issue, sell, transfer or otherwise dispose of any shares of capital stock of any Insurance Subsidiary (as defined in the Indenture); and

•	consolidate or merge with or into other companies or transfer all or substantially all of the Company’s assets.

The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include nonpayment, breach of covenants in the Indenture, failure to pay at maturity or acceleration of other indebtedness, a failure to pay certain judgments and certain events of bankruptcy and insolvency. Generally, if an event of default occurs, the Trustee or holders of at least 25% in principal amount of the then outstanding Notes may declare the principal of and accrued but unpaid interest, including any additional interest, on all of the Notes to be due and payable.

The foregoing descriptions of each of the Base Indenture, the Supplemental Indenture, the form of 2020 Notes and the form of 2025 Notes do not purport to be complete and are qualified in their entirety by reference to the full text of each of such documents, which are filed as Exhibits 4.1, 4.2, 4.3 and 4.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

New Revolving Credit Agreement

On May 19, 2015, the Company entered into a new revolving credit agreement, providing for a $150.0 million four-year unsecured revolving credit facility (the “New Revolving Facility”), with KeyBank National Association, as administrative agent (the “Agent”), and the lenders from time to time party thereto (the “New Revolving Credit Agreement”). On May 19, 2015, the Company made an initial drawing of $100.0 million under the New Revolving Facility, resulting in $50.0 million available for additional borrowings.

The New Revolving Facility includes an uncommitted subfacility for swingline loans of up to $5.0 million, and up to $5.0 million of the New Revolving Facility is available for the issuance of letters of credit. The Company may incur additional incremental loans under the New Revolving Credit Agreement in an aggregate principal amount of up to $50.0 million, provided that there are no events of default and subject to certain other terms and conditions including the delivery of certain documentation.

The interest rates with respect to loans under the New Revolving Credit Agreement will be based on, at the Company’s option, a floating base rate (defined as a per annum rate equal to the highest of (i) the federal funds rate plus 0.50%, (ii) the “prime rate” of the Agent and (iii) the eurodollar rate for a one-month interest period) plus an applicable margin of initially 1.00% per annum, or a eurodollar rate plus an applicable margin of initially 2.00% per annum. In addition, the daily average undrawn portion of the New Revolving Facility will accrue a commitment fee from the closing date, payable quarterly in arrears. The applicable margin for, and the commitment fee applicable to, the New Revolving Facility, will be adjusted from time to time pursuant to a ratings based pricing grid. In addition, a fronting fee, in an amount equal to 0.125% per annum on the aggregate face amount of the outstanding letters of credit will be payable to the issuers of such letters of credit.

The New Revolving Credit Agreement contains financial, affirmative and negative covenants that we believe are usual and customary for this type of transaction. The negative covenants in the New Revolving Credit Agreement include restrictions that relate to, among other things and subject to customary baskets, exceptions and limitations for facilities of this type:

•	subsidiary debt;

•	liens;

•	restrictive agreements;

•	restricted payments during the continuance of an event of default;

•	disposition of assets and sale and leaseback transactions;

•	transactions with affiliates;

•	change in business;

•	fundamental changes;

•	modification of certain agreements; and

•	changes to fiscal year.

The New Revolving Credit Agreement requires the Company to maintain (i) a debt to total capitalization ratio of not more than 30.0%, (ii) an aggregate ratio of total adjusted capital to company action level risk-based capital for the Company’s insurance subsidiaries of not less than 250% and (iii) a minimum consolidated net worth of not less than the sum of (x) $2,674 million plus (y) 50.0% of the net equity proceeds received by the Company from the issuance and sale of equity interests in the Company, including the conversion of debt securities into equity interests after the first fiscal quarter after the closing date of the New Revolving Facility.

The New Revolving Credit Agreement provides for customary events of default (subject in certain cases to customary grace and cure periods), which include, without limitation, the following:

•	non-payment;

•	breach of representations, warranties or covenants;

•	cross-default and cross-acceleration;

•	bankruptcy and insolvency events;

•	judgment defaults;

•	actual or asserted invalidity of documentation with respect to the New Revolving Credit Agreement;

•	change of control; and

•	customary ERISA defaults.

If an event of default under the New Revolving Credit Agreement occurs and is continuing, the Agent may accelerate the amounts and terminate all commitments outstanding under the New Revolving Credit Agreement.

The foregoing description of the New Revolving Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

The Company used a portion of the net proceeds from its offering of the Notes, together with borrowings under the New Revolving Credit Agreement, to repay all of the outstanding borrowings under its Credit Agreement, dated as of September 28, 2012 (as amended by the First Amendment to Credit Agreement dated May 20, 2013, and as further amended by the Second Amendment to Credit Agreement dated May 30, 2014, the “Existing Senior Secured Credit Agreement”) among the Company, the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as agent. Upon repayment of all such outstanding borrowings on May 19, 2015, all of the commitments under the Existing Senior Secured Credit Agreement were terminated, all of the collateral securing the facilities thereunder was released, the related security, guarantee and intercreditor agreements were terminated and any remaining restrictive covenants and certain additional events of default contained in the Existing Senior Secured Credit Agreement ceased to have effect.

On May 19, 2015, the Company deposited with the trustee for the Existing Senior Secured Notes sufficient funds to satisfy and discharge the indenture governing the Existing Senior Secured Notes (the “Existing Senior Secured Notes Indenture”) and to fund the make-whole redemption of the outstanding Existing Senior Secured Notes and to pay accrued and unpaid interest on the redeemed notes to, but not including, the June 10, 2015 redemption date. Upon the satisfaction and discharge of the Existing Senior Secured Notes Indenture, all of the collateral securing the Existing Senior Secured Notes was released, the related security and intercreditor agreements were terminated and any remaining restrictive covenants and certain additional events of default contained in the Existing Senior Secured Notes Indenture ceased to have effect.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

On May 14, 2015, the Company issued a press release announcing the pricing of its previously announced offering of the Notes. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On May 19, 2015, the Company issued a press release announcing the closing of its previously announced recapitalization. The press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The information included in this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any securities of the Company.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit
1.1	Underwriting Agreement, dated May 14, 2015, between CNO Financial Group, Inc. and Goldman, Sachs & Co. and RBC Capital Markets LLC, as representatives of the several other underwriters named therein.

4.1	Indenture, dated as of May 19, 2015, between CNO Financial Group, Inc. and Wilmington Trust, National Association, as trustee.

4.2	First Supplemental Indenture, dated as of May 19, 2015, between CNO Financial Group, Inc. and Wilmington Trust, National Association, as trustee, relating to the 4.500% Senior Notes due 2020 and the 5.250% Senior Notes due 2025.

4.3	Form of 4.500% Senior Notes due 2020 (included in Exhibit 4.2).

4.4	Form of 5.250% Senior Notes due 2025 (included in Exhibit 4.2).

10.1	Credit Agreement, dated as of May 19, 2015, by and among CNO Financial Group, Inc., the lenders from time to time party thereto, and KeyBank National Association, as administrative agent for the lenders.

99.1	Press release of CNO Financial Group, Inc., dated May 14, 2015.

99.2	Press release of CNO Financial Group, Inc., dated May 19, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNO FINANCIAL GROUP, INC.

Date: May 19, 2015

By:	/s/ John R. Kline
John R. Kline
Senior Vice President and
Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Exhibit
1.1	Underwriting Agreement, dated May 14, 2015, between CNO Financial Group, Inc. and Goldman, Sachs & Co. and RBC Capital Markets LLC, as representatives of the several other underwriters named therein.

4.1	Indenture, dated as of May 19, 2015, between CNO Financial Group, Inc. and Wilmington Trust, National Association, as trustee.

4.2	First Supplemental Indenture, dated as of May 19, 2015, between CNO Financial Group, Inc. and Wilmington Trust, National Association, as trustee, relating to the 4.500% Senior Notes due 2020 and the 5.250% Senior Notes due 2025.

4.3	Form of 4.500% Senior Notes due 2020 (included in Exhibit 4.2).

4.4	Form of 5.250% Senior Notes due 2025 (included in Exhibit 4.2).

10.1	Credit Agreement, dated as of May 19, 2015, by and among CNO Financial Group, Inc., the lenders from time to time party thereto, and KeyBank National Association, as administrative agent for the lenders.

99.1	Press release of CNO Financial Group, Inc., dated May 14, 2015.

99.2	Press release of CNO Financial Group, Inc., dated May 19, 2015.